                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANTS



Subsidiaries of Iridium Operating LLC:
Iridium Capital Corporation
Iridium Roaming LLC
Iridium IP LLC

Subsidiaries of Iridium Capital Corporation:
None

Subsidiaries of Iridium Roaming LLC:
None

Subsidiaries of Iridium IP LLC:
None